EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                  CHARMING SHOPPES REPORTS RECORD FIRST QUARTER
        NET INCOME OF $26.9 MILLION, AN INCREASE OF 178% OVER PRIOR YEAR;
                            UPDATES EARNINGS OUTLOOK

Bensalem, PA, May 19, 2004 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus-size apparel, today reported sales and record earnings for the first quarter ended May 1, 2004.

o For the three months ended May 1, 2004, net income increased 178% to $26,928,000 or $0.22 per diluted share.

o For the corresponding period ended May 3, 2003, net income was $9,689,000 or $0.08 per diluted share. Net income included pre-tax expense in the amount of $4,431,000 ($2,707,000 after tax or $0.02 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.

o Net sales for the three months ended May 1, 2004 increased 5% to $592,738,000, compared to sales of $564,286,000 for the three months ended May 3, 2003. Comparable store sales for the corporation increased 5% during the three months ended May 1, 2004.

o The Company's tax rate of 32.7% for the first quarter ended May 1, 2004 is primarily the result of finalizing certain prior year tax audits. The Company expects an effective tax rate of approximately 36.3% for the current fiscal year.

Commenting on sales and earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "We are pleased with our strong year-over-year improvement in income from operations and earnings per share for the quarter. Better than planned comparable store sales growth at Lane Bryant and Fashion Bug, as well as higher gross margins, drove these results. Our Spring merchandise offerings, especially at Lane Bryant and Fashion Bug, were well received by our customer."

Updated Outlook for the Second Quarter ending July 31, 2004 and the Fiscal Year ending January 29, 2005

o For the second quarter ending July 31, 2004, the Company projects diluted earnings per share in the range of $0.21 - $0.23. This compares to $0.15 per diluted share for the three month period ended August 2, 2003, which included pre-tax expense in the amount of $6,389,000 ($3,904,000 after tax or $0.03 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.

o The Company's diluted earnings per share projection for the second quarter ending July 31, 2004 includes total sales projections of approximately $630 million and comparable store sales for the corporation of low-single digit increases. The Company's comparable store sales plan for May, June and July each include low single digit increases.

o For the fiscal year ending January 29, 2005, the Company projects diluted earnings per share in the range of $0.56 - $0.58. This compares to $0.35 per diluted share for the twelve month period ended January 31, 2004, which included pre-tax expense in the amount of $11,534,000 ($7,340,000 after tax or $0.06 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.

o The Company's diluted earnings per share projection for the fiscal year ending January 29, 2005 includes total sales projections of approximately $2.38 billion and comparable store sales for the corporation of low-single digit increases.

Charming Shoppes, Inc. will host its first quarter fiscal year 2005 earnings conference call today at 9:15 am (EDT). To listen to the conference call, please dial 1-800-663-4490 with the passcode 2594 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://ir.thomsonfn.com//InvestorRelations/Pubmultimedia.aspx?partner=5428. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

Charming Shoppes' corporate website was refreshed and re-launched this morning, with a number of improved features and additional information. This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, www.charmingshoppes.com. An audio rebroadcast of the conference call will be accessible at http://ir.thomsonfn.com//InvestorRelations/Pubmultimedia.aspx?partner=5428, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc., operated 2,233 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). During the three months ended May 1, 2004, the Company opened 12, relocated 13, and closed 6 stores. The Company ended the period with 1,051 Fashion Bug and Fashion Bug Plus stores, 713 Lane Bryant stores, 469 Catherines Plus Sizes stores, and approximately 15,629,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

The Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, store openings and closings, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the cost reduction program, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  215-638-6955

                CHARMING  SHOPPES, INC.
                      (Unaudited)


                                                                  Three Months           Three Months
                                                                     Ended                  Ended
                                                          Percent    May 1,    Percent      May 3,    Percent
(in thousands, except per share amounts)                  Change      2004    of Sales(b)    2003    of Sales(b)
                                                          ------   --------   -----------  --------  -----------
Net sales ..............................................    5.0%   $592,738      100.0%    $564,286     100.0
                                                          ------   --------      ------    --------     ------
Cost of goods sold, buying, and occupancy ..............    1.2     400,387       67.5      395,488      70.1
Selling, general, and administrative ...................    2.5     148,850       25.1      145,265      25.7
Expenses related to cost reduction plan (a) ............ (100.0)          0        0.0        4,431       0.8
                                                          ------   --------      ------    --------     ------
Total operating expenses ...............................    0.7     549,237       92.7      545,184      96.6
                                                          ------   --------      ------    --------     ------
Income from operations .................................  127.7      43,501        7.3       19,102       3.4

Other income, principally interest .....................   (7.1)        394        0.1          424       0.1
Interest expense .......................................    2.0      (3,883)      (0.7)      (3,805)     (0.7)
                                                          ------   --------      ------    --------     ------
Income before income taxes .............................  154.5      40,012        6.8       15,721       2.8
Income tax provision ...................................  113.9      13,084        2.2        6,116       1.1
                                                          ------   --------      ------    --------     ------
Income before minority interest ........................  180.4      26,928        4.5        9,605       1.7

Minority interest in net loss of consolidated subsidiary (100.0)          0        0.0           84       0.0
                                                          ------   --------      ------    --------     ------
Net income  ............................................  177.9%   $ 26,928        4.5%    $  9,689       1.7%
                                                          ======   ========      ======    ========     ======

Basic net income per share:
Net income .............................................           $   0.24                $   0.09
Weighted average shares outstanding ....................            113,297                 112,361

Net income per share, assuming dilution:
Net income  ............................................           $   0.22                $   0.08
Weighted average shares and equivalents outstanding ....            130,382                 127,728

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. Expenses include workforce reduction costs, accelerated depreciation, lease termination, and other related costs.

(b) Results may not add due to rounding.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                          May 1,       January 31,
(Dollars in thousands, except share amounts)                               2004           2004
                                                                           ----           ----
                                                                       (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $   145,324    $   123,781
Available-for-sale securities ......................................        59,214         55,688
Merchandise inventories ............................................       356,441        309,995
Deferred taxes .....................................................        19,861         19,902
Prepayments and other ..............................................        75,693         57,494
                                                                       -----------    -----------
    Total current assets ...........................................       656,533        566,860
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       713,413        705,257
Less accumulated depreciation and amortization .....................       396,207        386,633
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       317,206        318,624
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       170,313        170,478
Goodwill ...........................................................        66,956         66,956
Available-for-sale securities ......................................        15,480         14,521
Other assets .......................................................        28,096         27,440
                                                                       -----------    -----------
Total assets .......................................................   $ 1,254,584    $ 1,164,879
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   173,329    $   135,777
Accrued expenses ...................................................       146,523        138,166
Income taxes payable ...............................................        12,181          1,128
Current portion - long-term debt ...................................        23,035         17,278
Accrued expenses related to cost reduction plan ....................         2,531          2,596
                                                                       -----------    -----------
    Total current liabilities ......................................       357,599        294,945
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................        61,116         62,030
Long-term debt .....................................................       196,835        202,819

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 127,057,083 shares and 125,526,573 shares, respectively        12,706         12,553
Additional paid-in capital .........................................       213,077        201,798
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................        (7,035)        (2,539)
Accumulated other comprehensive loss ...............................          (280)          (365)
Retained earnings ..................................................       504,702        477,774
                                                                       -----------    -----------
    Total stockholders' equity .....................................       639,034        605,085
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,254,584    $ 1,164,879
                                                                       ===========    ===========

                          (Subject to Reclassification)

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                           Thirteen Weeks Ended
                                                           May 1,        May 3,
(In thousands)                                              2004          2003
                                                            ----          ----
Operating activities
Net income ...........................................   $  26,928     $   9,689
Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization ....................      17,007        19,270
    Deferred income taxes ............................        (588)       (1,025)
    Other, net .......................................         373           694
    Changes in operating assets and liabilities:
       Merchandise inventories .......................     (46,446)      (55,976)
       Accounts payable ..............................      37,552        58,449
       Prepayments and other .........................     (18,199)       (3,874)
       Accrued expenses and other ....................       8,011       (15,143)
       Income taxes payable ..........................      11,053         6,903
       Accrued expenses related to cost reduction plan         (65)        1,581
                                                         ---------     ---------
Net cash provided by operating activities ............      35,626        20,568
                                                         ---------     ---------
Investing activities
Investment in capital assets .........................      (9,825)      (13,325)
Proceeds from sales of available-for-sale securities .       1,077         8,888
Gross purchases of available-for-sale securities .....      (5,530)      (14,669)
Increase in other assets .............................      (2,021)       (2,562)
                                                         ---------     ---------
Net cash used in investing activities ................     (16,299)      (21,668)
                                                         ---------     ---------
Financing activities
Proceeds from short-term borrowings ..................      57,052        81,172
Repayments of short-term borrowings ..................     (57,052)      (81,172)
Repayments of long-term borrowings ...................      (4,126)       (3,382)
Proceeds from issuance of common stock ...............       6,342            85
                                                         ---------     ---------
Net cash provided by (used in) financing activities ..       2,216        (3,297)
                                                         ---------     ---------
Increase (decrease) in cash and cash equivalents .....      21,543        (4,397)
Cash and cash equivalents, beginning of period .......     123,781       102,026
                                                         ---------     ---------
Cash and cash equivalents, end of period .............   $ 145,324     $  97,629
                                                         =========     =========

Non-cash financing and investing activities
Equipment acquired through capital leases ............   $   3,899     $   4,836
                                                         =========     =========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                          (Subject to Reclassification)